UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2012, Alnylam Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters (the “Underwriters”), relating to an underwritten public offering of 7,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). All of the Shares are being sold by the Company. The offering price to the public is $10.75 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $10.105 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $75.5 million. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,125,000 shares of Common Stock to cover overallotments, if any, at the same price per share as the Shares.

The Shares will be issued pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission, which became effective on August 19, 2011 (File No. 333-175694). A prospectus supplement relating to the offering was filed with the Securities and Exchange Commission. The closing of the offering is expected to take place on February 21, 2012, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

A copy of the press release announcing the pricing of the offering is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated February 14, 2012, by and among Alnylam Pharmaceuticals, Inc. and J.P. Morgan Securities LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press Release of Alnylam Pharmaceuticals, Inc. dated February 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: February 15, 2012	By:	/s/ Michael P. Mason

Michael P. Mason Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 14, 2012, by and among Alnylam Pharmaceuticals, Inc. and J.P. Morgan Securities LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press Release of Alnylam Pharmaceuticals, Inc. dated February 14, 2012